THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment”) is entered into between Workiva Inc. (the “Company”) and Mithun Banarjee (“Executive”).

W I T N E S S E T H:
WHEREAS, Executive and the Company entered into that certain amended and restated employment agreement dated June 8, 2021 (the “Agreement”);

WHEREAS, Executive and the Company desire to amend the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company do hereby agree to the following:

A G R E E M E N T:
1.The recitals set forth above are hereby incorporated by reference.

2.Amendment. Effective as of February 21, 2022, the Agreement is hereby amended as follows:

a.The following new section is added at Section 1.1 of the Agreement:

1.1 Leave of Absence. Executive will be on an approved, unpaid leave of absence from March 1, 2022 until September 1, 2022 (the “LOA”). The Company will maintain Executive’s benefits during the LOA, subject to the Plan documents in effect from time to time.

b.Section 5.1(c) is deleted in its entirety and replaced with the following:

(c) For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following, in each case during the Employment Term:
i.a reduction in the Executive’s Base Salary without the Executive’s written consent, other than a general reduction in Base Salary that affects all similarly situated executives in substantially the same proportions;
ii.a material reduction in the Executive’s Target Bonus opportunity from any Target Bonus opportunity in effect for the prior fiscal year without the Executive’s written consent;
iii.a relocation of the Executive’s principal place of employment by more than 50 miles without the Executive’s written consent;
iv.any material breach by the Company of any material provision of this Agreement or any material provision of any other agreement between the Executive and the Company;
v.any Change of Control of the Company; or

vi.the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law.

The Executive cannot terminate his employment for Good Reason (other than pursuant to Section 5.l(c)(v)) unless he has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 90 calendar days of the initial existence of such grounds and the Company has had at least 15 calendar days from the date on which such notice is provided to cure such circumstances. If the Executive does not terminate his employment for Good Reason within 120 days after the first occurrence of the applicable grounds (other than Section 5.l(c)(v)), then the Executive will be deemed to have waived his right to terminate for Good Reason with respect to such grounds.

3.    Defined Terms. Unless otherwise defined in this Amendment, terms with their initial letters capitalized shall have the meaning attributed to them in the Agreement.

4.    No Other Amendment/Conflicting Terms. Except as expressly and specifically provided above, the Agreement shall remain in full force and effect. In the event there is a conflict between the Agreement and this Amendment, this Amendment will govern.

5.    Counterparts/Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Amendment, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as the original signature.

[signature page to follow]

IN WITNESS WHEREOF, Executive and the Company have executed this Amendment No. 1 to the Agreement on the dates set forth below to be effective as of February 21, 2022.

“COMPANY”

Workiva Inc.

By: /s/ Martin J. Vanderploeg
Martin J. Vanderploeg, President and Chief Executive Officer

Date: February 21, 2022

“EXECUTIVE”

/s/ Mithun Banarjee
Mithun Banarjee

Date: February 21, 2022